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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-51706 and 333-82102 on Form S-8 of our reports dated September 9th, 2005 relating to the consolidated financial statements and consolidated financial statement schedule of Coach, Inc., and management's report on the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10K of Coach, Inc. for the year ended July 2, 2005.

/s/ Deloitte and Touche LLP

New York, New York
September 9th, 2005